U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INNOVATIVE CONSUMER PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	3960	20-5347856
(State or other jurisdiction of incorporation or organization)	(Standard Industrial Classification)	(IRS Employer Identification Number)

10436 Gwynns Falls Las Vegas, NV 89183	Dawn Marie Hughes 10436 Gwynns Falls, Las Vegas, NV 89183
(Name and address of principal executive offices)	(Name, address and telephone of agent for service)

Registrant's telephone number, including area code: (702) 756-1521
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  |__|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	4,165,000 shares	$0.003	$12,495.00	$1.34

(1)	This price was arbitrarily determined by Innovative Consumer Products, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
David S. Jennings, Esq.
330 Carousel Parkway, Henderson, Nevada 89014
Phone: (702) 595-5150 / Fax: (800) 731-6120

SUBJECT TO COMPLETION, Dated February 9, 2007

PROSPECTUS
INNOVATIVE CONSUMER PRODUCTS, INC.
4,165,000
COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering up to 4,165,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.003 per share. This offering will expire on August 1, 2007 unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional six months.

	OfferingPrice	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.003	None	$0.003
Total	$12,495.00	None	$12,495.00

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.003 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: February 9, 2007

Page
Summary	5
Risk Factors	6
Risks Related To Our Financial Condition and Business Model	7
If we do not obtain additional financing, our business may fail.	7
Because we may need additional financing to fund the development of our business, our accountants believe there is substantial doubt about our ability to continue as a going concern.	7
Because we have only recently commenced business operations, we face a high risk of business failure.	7
If we suffer unfavorable publicity or consumer perception of our products and/or any similar products distributed by other companies, we could experience fluctuations in our operating results and our reputation could be adversely affected, resulting in decreased sales.	8
Because we have limited product line, our ability to generate a sustainable revenue stream may be limited.	8
If we fail to appropriately respond to changing consumer preferences and demand for new products and services, our sales could be significantly harmed.	8
Because we will rely on outside manufacturers and suppliers to provide all of products we sell, disruptions in our manufacturers’ and suppliers’ systems could adversely affect our sales and customer relationships.	9
If we are unable to secure agreements with one or more licensee manufacturers and/or distributors, we will be unable to bring our product to market and our business will fail.	9
Because we operate in a highly competitive industry, our failure to compete effectively could adversely affect our sales and growth prospects.	9
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.	9
Because our president has only agreed to provide her services on a part-time basis, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	10
Because our president, Ms. Hughes, owns 42.86% of our outstanding common stock, investors may find that corporate decisions influenced by Ms. Hughes are inconsistent with the best interests of other stockholders.	10
Risks Related To Legal Uncertainty	10
If we incur material product liability claims, our costs could increase and our reputation, sales and operating income could be adversely affected.	10
Because we do not have product liability insurance, product liability claims could hurt our business.	10
Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	11

Because our product currently lacks patent protection, we may not be able to prevent competitors from making and marketing similar products.	11
Risks Related To This Offering	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	11
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	12
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	12
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	12
Forward-Looking Statements	13
Use of Proceeds	13
Determination of Offering Price	13
Dilution	13
Selling Shareholders	13
Plan of Distribution	16
Legal Proceedings	17
Directors, Executive Officers, Promoters and Control Persons	17
Security Ownership of Certain Beneficial Owners and Management	19
Description of Securities	20
Interest of Named Experts and Counsel	21
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	22
Organization Within the Last Five Years	22
Description of Business	22
Plan of Operations	26
Description of Property	28
Certain Relationships and Related Transactions	28
Market for Common Equity and Related Stockholder Matters	29
Executive Compensation	31
Financial Statements	33
Changes in and Disagreements with Accountants	42
Available Information	42
Dealer Prospectus Delivery Obligation	42
Indemnification of Directors and Officers	43
Other Expenses of Issuance and Distribution	44
Recent Sales of Unregistered Securities	44
Table of Exhibits	45
Undertakings	46
Signatures	48

Summary

Innovative Consumer Products, Inc.

We were organized as a Nevada corporation on June 30, 2006. Through our operating subsidiary, L.A.X. Innovations, Inc., we hold the exclusive worldwide license for the manufacturing, distribution, marketing, and sub-licensing of a proprietary consumer product known as the Purse Hook.  This product a portable clamp/hook device that attaches to the edge of a table or other surface to provide a safe and elevated place to store a purse. The Purse Hook features an adjustable clamp that can be tightened easily and secured to any table. The hook opens easily and closes securely; opening so the strap of the purse could be placed inside and closing to prevent the purse from falling off the hook or being removed by others. The Purse Hook allows a woman to keep her purse in close proximity, offers a personal space attached to the table right near her seat, eliminates the need to store her purse on an empty chair, in another room, or on the floor, and can even be utilized to hang a diaper bag, trash bag, camera bag, umbrella, shopping bag, tote bag, or doggie bag.

We are now preparing to manufacture several alternative prototypes of the Purse Hook, to secure U.S. and non-U.S. patent protection of its innovative product design, and to begin marketing of the product to manufacturers and wholesalers worldwide.

Since we are in the development stage of our business plan, we have not yet earned any revenues from our planned operations. As of January 31, 2007, we had $17,917 cash on hand and no current liabilities. Accordingly, our working capital position as of January 31, 2007 was $17,917. Since our inception through January 31, 2007, we have incurred a net loss of $113. We attribute our net loss to having no revenues to offset our expenses.

Our fiscal year ended is January 31.

We were incorporated on June 30, 2006, under the laws of the state of Nevada. Our principal offices are located at 10436 Gwynns Falls, Las Vegas, NV 89183. Our resident agent is Dawn Marie Hughes at Gwynns Falls, Las Vegas, NV 89183. Our phone number is (702) 756-1521.

The Offering

Securities Being Offered	Up to 4,165,000 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.003 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to be Issued
11,665,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From inception June 30, 2006, to January 31, 2007 (Audited).
Cash	$ 17,917
Total Assets	$ 30,382
Liabilities	$ 0
Total Stockholder’s Equity	$ 30,382

Statement of Loss and Deficit	From inception June 30, 2006, to Jannuary 31, 2007 (Audited).
Revenue	$ 0
Loss for the Period	$ 113

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business may fail.

As of January 31, 2007, we had cash in the amount of $17,917. Our cash on hand will allow us to cover our anticipated expenses for the fiscal year beginning February 1, 2007, but will not be sufficient to fund operations beyond the current fiscal year and will not be sufficient to pay any significant unanticipated expenses. We currently do not have any operations and we have no income. We will require additional financing to sustain our business operations if we are not successful in earning substantial revenues within the fiscal year beginning February 1, 2007. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.

Because we may need additional financing to fund the development of our business, our accountants believe there is substantial doubt about our ability to continue as a going concern.

As of January 31, 2007 we had a working capital of $17,917 and an accumulated deficit of $113 since inception. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that the company will be able to continue as a going concern. Our auditors have therefore issued a going concern opinion and have raised substantial doubt as to our ability to continue as a going concern.

When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just begun the initial stages of designing our product and preparing to present our product to potential manufacturers and distributors. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on June 30, 2006, and to date have been involved primarily in organizational and preliminary activities. We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

If we suffer unfavorable publicity or consumer perception of our products and/or any similar products distributed by other companies, we could experience fluctuations in our operating results and our reputation could be adversely affected, resulting in decreased sales.

We are highly dependent upon consumer perception regarding the desirability, safety and quality of our products, as well as similar products distributed by other companies. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change.

Because we have limited product line, our ability to generate a sustainable revenue stream may be limited.

We have a limited product line. We are currently developing only a single product and may need to develop new products and/or acquire companies with complementary products in order to expand our product line. Because of the uncertainties associated with obtaining financing it is unclear when we expect to expand our product line. Furthermore, we do not currently know when our product will be ready for manufacturing, will generate revenues, or whether it can be successfully marketed.

If we fail to appropriately respond to changing consumer preferences and demand for new products and services, our sales could be significantly harmed.

Our business is subject to changing consumer trends and preferences. Our failure to accurately predict or react to these trends could negatively impact consumer opinion of our products, which in turn could harm our customer relationships and cause us to lose market share. The success of our new product offerings depends upon a number of factors, including our ability to:

•	anticipate customer needs;

•	innovate and develop new products;

•	successfully commercialize new products in a timely manner;

•	price our products competitively;

•	deliver our products in sufficient volumes and in a timely manner; and

•	differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, our product could be rendered obsolete, which could have a material adverse effect on our sales and operating results.

Because we will rely on outside manufacturers and suppliers to provide all of products we sell, disruptions in our manufacturers’ and suppliers’ systems could adversely affect our sales and customer relationships.

Outside manufacturers and other suppliers will provide and produce 100% of our products. Any significant disruption in those other parties’ operations for any reason, such as regulatory requirements and loss of certifications, power interruptions, fires, hurricanes, war or threats of terrorism could adversely affect our sales and customer relationships.

If we are unable to secure agreements with one or more licensee manufacturers and/or distributors, we will be unable to bring our product to market and our business will fail.

At this time, we do not have arrangements with any other company to manufacture and/or distribute the Purse Hook under license. Through trade show exhibition and other efforts, we are currently seeking an agreement with one or more manufacturing firms to produce our product. We can offer no assurances, however, that we will be successful in these efforts. If we are unable to secure manufacturing and/or distribution agreements for our product, we will be unable to bring it to market and our business will fail.

Because we operate in a highly competitive industry, our failure to compete effectively could adversely affect our sales and growth prospects.

The market consumer products and, especially, convenience and/or accessory products like ours, is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. As certain products become more mainstream, we experience increased competition for those products. Increased competition from companies that distribute through retail or wholesale channels could have a material adverse effect on our financial condition and results of operations. Certain of our competitors may have significantly greater financial, technical and marketing resources than we do. In addition, our competitors may be more effective and efficient in introducing new products. We may not be able to compete effectively, and any of the factors listed above may cause price reductions, reduced margins and losses of our market share.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur continuing losses into the foreseeable future. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the marketing, licensing, and sale of our product. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our president has only agreed to provide her services on a part-time basis, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Ms. Hughes, our president and chief financial officer, devotes 5 to 10 hours per week to our business affairs. We do not have an employment agreement with Ms. Hughes nor do we maintain a key man life insurance policy for her. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of Ms. Hughes, it is possible that Ms. Hughes may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Ms. Hughes, owns 42.86% of our outstanding common stock, investors may find that corporate decisions influenced by Ms. Hughes are inconsistent with the best interests of other stockholders.

Ms. Hughes is our president, chief financial officer and sole director. She owns 42.86% of the outstanding shares of our common stock. Accordingly, she will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Ms. Hughes may still differ from the interests of the other stockholders.

Risks Related To Legal Uncertainty

If we incur material product liability claims, our costs could increase and our reputation, sales and operating income could be adversely affected.

As a designer of products for the consumer market, we are subject to product liability claims if the use of our products is alleged to have resulted in injury or include inadequate instructions for use or inadequate warnings. A product liability claim against us could result in increased costs and could adversely affect our reputation with our customers, which in turn could adversely affect our financial performance.

Because we do not have product liability insurance, product liability claims could hurt our business.

Currently, we do not have product liability insurance. Since we do not have product liability insurance, it is possible that product liability claims and the resulting adverse publicity could negatively affect our business.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Because our product currently lacks patent protection, we may not be able to prevent competitors from making and marketing similar products.

Our competitors may be able to duplicate our products without infringement on our technology. Although U.S. patent protection is currently being sought for our product, neither we nor the inventor of our product has been issued a patent on our current product. The absence of patent protection presents a risk that we will be unable to prevent other persons from developing competitive products. While we may rely on laws of “trade secret” to protect some rights of proprietary ownership, proving such claims may be costly and would likely divert monies that would otherwise be available for expanding operations. Although our efforts to obtain patent and other legal protections for our intellectual property are ongoing, there can be no assurance that these efforts will be successful.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 4,165,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 35.71% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.003 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.
Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,165,000 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in an offering that was exempt from registration pursuant to Rule 504 of Regulation D of the Securities Act of 1933. The selling shareholders purchased their shares in an offering completed on January 26, 2007.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of January 31, 2007 including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4. the percentage owned by each upon completion of the offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 11,665,000 shares of common stock outstanding on January 31, 2007.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Jennifer Condon-Rede 1252 Raggedy Ann Avenue Las Vegas, NV 89183	180,000	180,000	zero	zero
Debra Weinstock 1212 Nevada Sky Las Vegas, NV 89128	180,000	180,000	zero	zero
Don Freeman 1212 Nevada Sky Las Vegas, NV 89128	180,000	180,000	zero	zero
Robin Freeman 1212 Nevada Sky Las Vegas, NV 89128	180,000	180,000	zero	zero
Dominic Silva 4185 Paradise Rd., #2019 Las Vegas, NV 89169	100,000	100,000	zero	zero
Keith Jackson 4185 Paradise Rd., #1173 Las Vegas, NV 89169	100,000	100,000	zero	zero
Chandale Gubler 2120 Ramrod Avenue #1324 Henderson, NV 89014	100,000	100,000	zero	zero
Theresa Evans 1233 S. Cactus Road Apache Junction, AZ 85219	100,000	100,000	zero	zero
Charles Evans 1233 S. Cactus Road Apache Junction, AZ 85219	100,000	100,000	zero	zero

Dion Ruberio 4016 Mill Point Cir. North Las Vegas, NV 89032	125,000	125,000	zero	zero
Karin Ruberio 1827 Gowan Rd., #2080 North Las Vegas, NV 89032	125,000	125,000	zero	zero
Sheila White 411 Inglewood Circle Las Vegas, NV 89123	100,000	100,000	zero	zero
Tuston Brown 5600 Neosho Street Las Vegas, NV 89120	100,000	100,000	zero	zero
Angela Murphy 2909 Pelican Breeze North Las Vegas, NV 89031	100,000	100,000	zero	zero
Michelle Duggins P.O. Box 8094 Hualapai, AZ 86412	125,000	125,000	zero	zero
David Davis 1173 Cottonwood Street Gardnerville, NV 89410	100,000	100,000	zero	zero
Nichael Davis 1173 Cottonwood Street Gardnerville, NV 89410	100,000	100,000	zero	zero
Despina Georgoulias 2451 N. Rainbow #2047 Las Vegas, NV 89108	150,000	150,000	zero	zero
Anusha Kumar 5155 W. Tropicana #1094 Las Vegas, NV 89103	150,000	150,000	zero	zero
Davida Butler 3115 Casey Drive #104 Las Vegas, NV 89120	150,000	150,000	zero	zero
Raymond Teator 895 Nellis Jo Drive Las Vegas, NV 89123	125,000	125,000	zero	zero
Greg Shelton 9140 Mohawk Las Vegas, NV 89139	125,000	125,000	zero	zero
Sunny Ashabranner 5450 S. Fort Apache Rd., Apt. 205 Las Vegas, NV 89148	180,000	180,000	zero	zero
Bonnie Johnson 832 Tucson Street Mesquite, NV 89027	180,000	180,000	zero	zero

Dale Baumbauer 832 Tucson Street Mesquite, NV 89027	180,000	180,000	zero	zero
Kevin Poulson 480 Columbia Pike Avenue Las Vegas, NV 89183	180,000	180,000	zero	zero
William T. Anderson III 2129 Lucille Avenue Kingman, AZ 86401	180,000	180,000	zero	zero
Sandra S. Anderson 2129 Lucille Avenue Kingman, AZ 86401	180,000	180,000	zero	zero
Teresa Almanzar 9999 W. Katie Ave., #2023 Las Vegas, NV 89147	180,000	180,000	zero	zero
John Baumbauer 440 Waterwheel Falls Dr. Henderson, NV 89015	110,000	110,000	zero	zero

Except as described below, none of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors:

1.
Theresa Evans, the President’s mother who is of the age of majority, does not live at the same address as Dawn Marie Hughes, holds 100,000 shares of common stock in Innovative Consumer Products, Inc., and has had no business relationships with Innovative Consumer Products, Inc.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.003 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. the market price of our common stock prevailing at the time of sale;
2. a price related to such prevailing market price of our common stock, or;
3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;
2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Dawn Marie Hughes, 10436 Gwynns Falls, Las Vegas, NV 89183.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of January 31, 2007 are as follows:

Directors:

Name	Age
Dawn Marie Hughes	40

Executive Officers:

Name	Age	Office(s)
Dawn Marie Hughes	40	President, CEO, CFO, Treasurer, Secretary, Director

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Dawn Marie Hughes is our President, CEO, CFO, Secretary, Treasurer and sole director. As President, Ms. Hughes is responsible for the day-to-day management of the Company.

Prior to joining Innovative Consumer Products, Ms. Hughes accumulated over 20 years experience in marketing, customer service, and management, including quality assurance and management experience at Client Logic Corp. and Consolidated Realty. Currently, Ms. Hughes is a Community Manager with ConAm Management in Las Vegas, Nevada, where she has managed muti-family housing communities and handled responsibilities involving marketing, financial management, telecommunications, and information technology.

Ms. Hughes has not previously served as a director in any public company.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

Dawn Marie Hughes is our only employee.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Verbal agreements with our accountant to perform requested financial accounting services.

2.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

3.	A verbal agreement with Dawn Marie Hughes to provide us with office space, telephone answering and secretarial services in her home office for no charge during our first year of operations.

4.
Through our wholly owned subsidiary, L.A.X. Innovations, LLC, a Nevada limited liability company, we are party to a License Agreement dated August 29, 2006 with the inventor of the Purse Hook, Shawna Campbell-Laxague, under which we have been granted the exclusive worldwide license for the manufacturing, distribution, marketing, and sub-licensing of the product.

5.
Through our wholly owned subsidiary, L.A.X. Innovations, LLC, a Nevada limited liability company, we are party to a Patent Protection Assistance Agreement with the Patent & Trademark Institute LLC (“PTI”). Under the agreement, PTI has agreed to provide all necessary legal services related to our application for a U.S. patent for the Purse Hook and our application for a registered trademark for the “Purse Hook” product name in exchange for a flat fee. In addition, the agreement obligates PTI to represent the Purse Hook Product at certain national and international trade shows.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 31, 2007, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	Dawn Marie Hughes 10436 Gwynns Falls Las Vegas, NV 89183	5,000,000	42.86%
Common Stock	All Officers and Directors as a Group (one person)	5,000,000	42.86%

Common Stock	Shawna Campbell-Laxague HCR 89033 Box 2727 Las Vegas, NV 89124	2,500,000	21.43%
(1)	The percent of class is based on 11,665,000 shares of common stock issued and outstanding as of January 31, 2007.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share and 10,000,000 shares of preferred stock. As of January 31, 2007, there were 11,665,000 shares of our common stock issued and outstanding. No preferred stock has been issued. Our shares are held by thirty-two (32) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

David S. Jennings, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Moore & Associates, Chtd. has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Moore & Associates, Chtd. has presented their report with respect to our audited financial statements. The report of Moore & Associates, Chtd. is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated on June 30, 2006, under the laws of the state of Nevada.

Ms. Dawn Marie Hughes is our President, CEO, Secretary, Treasurer, and sole director.

Description of Business
In General

We are a Nevada corporation, formed June 30, 2006.

Through our operating subsidiary, L.A.X. Innovations, LLC, we hold the exclusive worldwide license for the manufacturing, distribution, marketing, and sub-licensing of a proprietary consumer product known as the Purse Hook.  This product a portable clamp/hook device that attaches to the edge of a table or other surface to provide a safe and elevated place to store a purse. The Purse Hook features an adjustable clamp that can be tightened easily and secured to any table. The hook opens easily and closes securely; opening so the strap of the purse could be placed inside and closing to prevent the purse from falling off the hook or being removed by others.

We plan to complete manufacture of several alternative prototypes of the Purse Hook, to secure U.S. and non-U.S. patent protection of its innovative product design, and to begin marketing of the product to manufacturers and wholesalers worldwide.

Principal Products and Services

The Purse Hook will allow a woman to keep her purse in close proximity, offer a personal space attached to the table right near her seat, eliminate the need to store her purse on an empty chair, in another room, or on the floor, and even be utilized to hang a diaper bag, trash bag, camera bag, umbrella, shopping bag, tote bag, or doggie bag. The Purse Hook features an adjustable clamp that could be tightened easily and secured to any table. The hook opens and closes; opening so the strap of the purse can be placed inside and closing to prevent the purse from falling off the hook or being removed by others.

The design of the Purse Hook, featured in the schematic drawing above, is innovative and yet relatively simple. The elements of the Purse Hook can be made of standard industry supply such a plastic and metal. The product measures approximately three and a half inches high and three and a half inches long, with a four to five-inch diameter. The Purse Hook will be manufactured using standard production of similar products. Materials, processes and even construction techniques will be similar, with adaptations made for the specific design of Purse Hook. Variations to the basic model will vary in price depending upon the cost of their specific components. The components of Purse Hook utilize standard production technology. No new research or development in this area is anticipated, nor is a major retooling or materials expense expected. In effect, this provides the Company with lower start-up costs, which is a major consideration for product development. Existing production processes and techniques will suffice without resorting to new technology. Management believes that the product will be manufactured from conventional and commercially available materials with existing production technology.

The Purse Hook has the potential to become the portable solution to the common dilemma of where to safely and sanitarily put a purse while dining out or visiting someone's home. The product offers the following primary benefits to the consumer and to potential sub-license manufacturers and distributors of the product:

•	The Purse Hook will be relatively inexpensive, sturdy, durable, practical, and easy to use.

•	The Purse Hook will provide a woman with a safe and elevated place to store her purse.

•	The Purse Hook will be made out of readily available manufactured materials.

•	The Purse Hook will keep a woman's purse off the floor while she is dining out or visiting someone's home.

The per-unit estimated costs and pricing for the product are as follows:

Estimated Manufacturing Cost	$2.49
Wholesale Price	$4.99
Suggested Retail Price	$7.49

Completive Business Conditions and Methods of Competition

There are currently a number of portable purse-hanger style products in the marketplace. The Company plans to compete with these products by offering a superior design. All of the competing products currently in the marketplace share the same design. Each of them consists of a curved metal bar that is rested on the edge of a table. The woman’s purse is hung from the bottom part of the bar and is kept in place by counter-weight. The Company believes that the design for the Purse Hook is far superior to these products. The Purse Hook fastens securely to almost any surface and features an enclosed hook that keeps the purse handles in place. When compared to competing products, the Purse Hook is far more versatile and more effective in preventing the woman’s purse from falling to the floor or being snatched by a passing thief.

Target Market and Marketing and Distribution Methods

We plan to market the Purse Hook to a wide demographic with the U.S. consumer market for convenience items.

The Company envisions a multi-faceted marketing plan using several channels to reach both consumers and potential distributor / licensee manufacturers of the product.

Trade Shows

The Company’s immediate tactic for introducing Purse Hook to the marketplace is through both national and international invention trade shows. These shows bring together potentially interested companies, manufacturers, distributors, and venture capitalists and provide an excellent promotional showcase for new products. Invention trade shows reach unknown prospects. Exhibition of its product at trade shows will be the Company’s primary method for identifying potential distributors and licensee manufacturers of the Purse Hook. Under our agreement with the Patent and Trademark Institute, the Purse Hook is currently being represented periodically at certain national and international trade shows.

On-line and Print Catalogues; Print Advertising

Once the Purse Hook has been placed with a licensee manufacturer, one of the most cost effective means of promoting and advertising the product would be through the catalogs of various mail-order businesses. The mail-order industry has experienced tremendous growth and exciting change over the last few years. Catalog shopping is also taking hold in foreign countries. Mail-order companies wooing foreign markets are focusing on people whose lifestyles closely mirror their-American counterparts. In Europe, Japan, Mexico and Canada, there are more dual-career households and workers have less time for traditional shopping. Catalogs are fulfilling the need for convenience overseas, just like they do in the United States.

The Purse Hook will seek placement in various on-line catalogs such as:

•  ninewest.com
•  binkhandbags.com
•  stylemaven.com
•  handbagcentral.com
•  handbagsupplies.com
•  thatsabag.com

Purse Hook may also be distributed through mail-order houses such as Publisher's Clearing House and Sky Mall Catalog.

Magazines and trade journals have become an increasingly important medium for reaching specifically targeted audiences and markets. These audiences are highly selective and interested.

The Company believes that the Purse Hook is well- suited to magazine publications such as:

•  Woman's Day
•  Ms. Magazine
•  Redbook
•  Women Today
•  Cosmopolitan
•  Ladies Home Journal

Television

With proper funding and a licensee manufacturer in place, television will be the best medium through which to impress the potential buyers of Purse Hook and to show the product's usefulness and unique features. A television advertisement would show Purse Hook in use by means of sight, sound and motion, while reaching approximately 97 percent of homes. In addition, infomercials may ultimately be an important part of the Company’s marketing mix. The Company is considering a 10-minute, 20-minute or 30-minute infomercial for Purse Hook, so that the Company can reach the maximum number of truly interested consumers at the minimum cost.

Compliance with Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally. Management is unaware of any existing or probable governmental regulations which would materially affect our business.

Employees

Our President, Dawn Marie Hughes, is currently our only employee. Ms. Hughes devotes 5 to 10 hours per week to our business affairs. We do not have any full time employees.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We conduct our business operations primarily through our one wholly owned subsidiary, L.A.X. Innovations, LLC, a Nevada limited liability company organized on July 11, 2006 (“LAX”). LAX was organized by the inventor of the Purse Hook, Shawna Campbell-Laxague, and it is party to a License Agreement dated August 29, 2006 under which it has been granted the exclusive worldwide license for the manufacturing, distribution, marketing, and sub-licensing of the product.  By way of a Membership Purchase Agreement dated August 31, 2006, we acquired Ms. Campbell-Laxague’s sole membership interest in L.A.X. in exchange for 2,5000,000 of our common stock.

Patents and Trademarks

At this time, we do not hold any patents for our product or any registered trademarks. Through our wholly owned subsidiary, L.A.X. Innovations, LLC, a Nevada limited liability company, we are party to a Patent Protection Assistance Agreement with the Patent & Trademark Institute LLC (“PTI”). Under the agreement, PTI has agreed to provide all necessary legal services related to our application for a U.S. patent for the Purse Hook and our application for a registered trademark for the “Purse Hook” product name in exchange for a flat fee.

Plan of Operations

Operating Budget

For the fiscal year beginning February 1, 2007

Legal	$5,000.00
Accounting	$3,500.00
Costs of prototype production	$1,500.00
Selling and advertising expense	$5,500.00
Office and administrative	$500.00
$16,000.00

Operating Objectives For The Fiscal Year Beginning February 1, 2007

During the first and second quarters of our first full fiscal year, we will focus on producing a prototype batch of 150-200 Purse Hooks for use in our promotional efforts for the product. During this time, we will also focus on securing an agreement with an outside company for the manufacturing and distribution of the Purse Hook under an appropriate license and revenue sharing agreement with our company. By the end of the third quarter, we hope to have our production and distribution arrangements in place and to begin limited advertising and promotion of our product to the U.S. consumer market. We hope to see our first sales to and begin experiencing revenue by end of the fiscal year. The following is a schedule of our business development goals for the current fiscal year:

By the end of the second quarter - we plan to complete our prototype product run (150-200 units) and to have advanced discussions regarding potential manufacture and distribution of our product under license with at least two companies.

By end of third quarter - we plan to secure production and distribution arrangements under an appropriate license and revenue sharing agreement or agreements with one or more outside firms. We also plan to commence limited marketing of our product to the consumer market.

By the end of the fourth quarter - we plan to begin sales and production of our product and to begin experiencing revenue.

Liquidity and Capital Resources

As of January 31, 2007, we had cash of $17,917 and working capital of $17,917. Our cash on hand will allow us to cover our anticipated expenses for the fiscal year beginning February 1, 2007, but will not be sufficient to fund operations beyond the current fiscal year and will not be sufficient to pay any significant unanticipated expenses. We currently do not have any operations and we have no income. We will require additional financing to sustain our business operations if we are not successful in earning substantial revenues within the fiscal year beginning February 1, 2007. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.

We have not attained profitable operations and may be dependent upon obtaining financing to pursue our long-term business plan. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Results of Operations for Fiscal Year Ending January 31, 2007

We did not earn any revenues from inception through the fiscal year ending January 31, 2007. We do not anticipate earning revenues until the fourth quarter of the fiscal year beginning February 1, 2007. We are presently in the development stage of our business and we can provide no assurance that we will produce significant revenues from the sale of our products on the Internet or from advertising on our website, or if revenues are earned, that we will be profitable.

We incurred operating expenses in the amount of $113 from our inception on June 30, 2006, through the remainder of the fiscal year ending January 31, 2007. Our operating expenses from inception through January 31, 2007 consisted only of general administrative expenses. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to undertaking proto-type production, promotion of our product to potential manufacturers and distributors and related activities and the professional fees that we will incur in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Off Balance Sheet Arrangements

As of January 31, 2007, there were no off balance sheet arrangements.

Expected Changes In Number of Employees, Plant, and Equipment

We do not have plans to purchase any physical plant or any significant equipment or to change the number of our employees during the next twelve months.

Description of Property

We do not own or lease any real property.

Corporate Offices

Ms. Hughes works from her office located in her home.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

1.	Shawna J. Campbell-Laxague holds 2,500,000 shares of common stock in Innovative Consumer Products, Inc., which constitutes 21.43% of our issued and outstanding common stock, based on 11,665,000 total shares of common stock issued and outstanding as of January 31, 2007. Ms. Campbell-Laxague is the inventor of the Purse Hook and the original sole member of our wholly owned subsidiary, L.A.X. Innovations, LLC, a Nevada limited liability company. Ms. Campbell-Laxague executed a License Agreement dated August 29, 2006 under with L.A.X. Innovations, LLC was granted the exclusive worldwide license for the manufacturing, distribution, marketing, and sub-licensing of the Purse Hook. On August 31, 2006, we entered into a Membership Purchase Agreement with Ms. Campbell-Laxague under which we acquired her sole membership interest in L.A.X. Innovations, LLC in exchange for 2,5000,000 of our common stock.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock. There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-two (32) holders of record of our common stock.

Rule 144 Shares
None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 14,100 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the

Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dawn Marie Hughes	2006 2005	0 n/a	0 n/a	0 n/a	0 n/a	0 n/a	0 n/a	0 n/a

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Dawn Marie Hughes	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dawn Marie Hughes	0	0	0	0	0	0	0

We do not pay to our directors or officers any salary or consulting fee.

We do not pay to our director any compensation for serving as a director on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Financial Statements

Index to Financial Statements:

1.	Audited consolidated financial statements for the fiscal year ended January 31, 2007 including:

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Innovative Consumer Products Inc.

We have audited the accompanying balance sheet of Innovative Consumer Products Inc. as of January 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception June 30, 2006, through January 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Consumer Products Inc. as of January 31, 2007 and the results of its operations and its cash flows from inception June 30, 2006, through January 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s accumulated deficit of $113 as of January 31, 2007 and its lack of operations and sources of revenues raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
February 9, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

INNOVATIVE CONSUMER PRODUCTS, INC.
Consolidated Balance Sheet
(A Development Stage Company)

For the Period from Inception on June 30, 2006 Through January 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(113)
Change in operating assets and liabilities:
Change in accounts payable and accrued expenses	-

Net Cash Used in Operating Activities	(113)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of technology	(12,465)

Net Cash Used In Operating Activities	(12,465)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received in acquistion of subsidiary	13,000
Common stock issued for cash	17,495

Net Cash Provided By Financing Activities	30,495

INCREASE (DECREASE) IN CASH	17,917

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$17,917

The accompanying notes are an integral part of these financial statements.

INNOVATIVE CONSUMER PRODUCTS, INC.
Consolidated Statement of Operations
(A Development Stage Company)

For the Period from Inception on June 30, 2006 Through January 31, 2007

SALES	$-

COST OF SALES	-

GROSS PROFIT	-

EXPENSES

General and administrative	113

Total Expenses	113

LOSS FROM OPERATIONS	(113)

Net Loss	$(113)

PER SHARE DATA:

Basic loss per common share	$(0.00)

Weighted average number of common shares outstanding	7,205,571

The accompanying notes are an integral part of these financial statements.

INNOVATIVE CONSUMER PRODUCTS, INC.
Consolidated Statement of Cash Flows
(A Development Stage Company)

For the Period from Inception on June 30, 2006 Through January 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(113)
Change in operating assets and liabilities:
Change in accounts payable and accrued expenses	-

Net Cash Used in Operating Activities	(113)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of technology	(12,465)

Net Cash Used In Operating Activities	(12,465)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received in acquistion of subsidiary	13,000
Common stock issued for cash	17,495

Net Cash Provided By Financing Activities	30,495

INCREASE (DECREASE) IN CASH	17,917

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$17,917

The accompanying notes are an integral part of these financial statements.

INNOVATIVE CONSUMER PRODUCTS, INC.
Consolidated Statement of Stockholders' Equity
(A Development Stage Company)

	Common Stock		Additional Paid-In	Deficit Accumulated During Development
	Shares	Amount	Capital	Stage

Balance at inception on June 30, 2006	-	$-	$-	$-

Common shares issued for cash on August 1, 2006 at $0.001 per share	5,000,000	5,000	-	-

Common shares issued for subsidiary on August 30, 2006 at $0.001 per share	2,500,000	2,500	10,500	-

Common shares issued for cash on January 26, 2007 at $0.003 per share	4,165,000	4,165	8,330	-

Net loss for the period from inception on June 30, 2006 through January 31, 2007	-	-	-	(113)

Balance, January 31, 2007	11,665,000	$11,665	$18,830	$(113)

The accompanying notes are an integral part of these financial statements.

INNOVATIVE CONSUMER PRODUCTS, INC.
Notes to the Consolidated Financial Statements
January 31, 2007

NOTE 1 - OVERVIEW, GOING CONCERN, AND MANAGEMENTS’ PLANS

Business Overview

Innovative Consumer Products, Inc. (“the Company”) was incorporated on June 30, 2006 under the laws of the state of Nevada. The Company was incorporated for the purpose of manufacturing marketing an invention known as the Purse Hook. The Company acquired the exclusive license to this product upon the acquisition of its wholly owned subsidiary, L.A.X. Innovations, LLC. (a Nevada LLC.) from the Company’s founding shareholder for 2,500,000 shares of its common stock. The initial capitalization of the Company was $5,000, in the form of 5,000,000 shares of common stock.

The Company has realized no revenues through January 31, 2007 and is classified as a development stage company.

Going Concern and Managements’ Plans

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, at January 31, 2007, the Company has had no revenues from sales of its products. Additionally, the Company had an accumulated deficit of $113 and minimal operating funds. These matters raise substantial doubt about the Company's ability to continue as a going concern.

The Company is seeking operating funds through debt or equity financing. The Company anticipates using these funds to begin to manufacture and market the Purse Hook and that a consistent stream of revenues will result from operations. However, there is no assurance that the Company's efforts in this regard will be successful.

The Company's ability to continue as a going concern is dependent on its success in developing a consistent revenue source or, alternatively, in obtaining short-term financing while its business is being developed. There are no assurances that such revenues will fully develop, or that financing can be obtained at terms acceptable to the Company. To the extent that such financing is equity-based, this may result in dilution to the existing shareholders.

The financial statements presented herein do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Other Assets

Other assets are the costs incurred to protect and secure the Company’s patents and license rights to the Purse Hook. At January 31, 2007, the Company has had no sales its product. Accordingly, the Company has not yet begun to amortize these fixed costs. The Company will begin to amortize these costs when sales commence beginning in mid 2007. When amortization commences the Company has elected to utilize the straight-line method at rates adequate to allocate the cost of the other assets over their expected useful lives of five years.

INNOVATIVE CONSUMER PRODUCTS, INC.
Notes to the Consolidated Financial Statements
January 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates in the Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Basic Loss Per Share

Basic Income (Loss) Per Share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding at year-end. The Company had no common stock equivalents outstanding as of January 31, 2007.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently

INNOVATIVE CONSUMER PRODUCTS, INC.
Notes to the Consolidated Financial Statements
January 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

Revenue Recognition

The Company will record the net invoiced amount of sales of its Purse Hook products upon delivery to and acceptance by its customers.

Related Party Transactions

On August 30, 2006, the Company issued 2,500,000 of its common stock to its founding shareholder to acquire its wholly owned subsidiary L.A.X. Innovations, LLC., which holds the exclusive license rights to the Purse Hook.

Principles of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company transactions have been eliminated in the consolidation.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax assets are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components:
January 31, 2007

Net Operating Loss Carryover	$44

Valuation allowance	(44)

Net deferred tax asset	$-

At December 31, 2006, the Company had net operating loss carry forwards of approximately $100 that may be offset against future taxable income from the years 2006 through 2026. No tax benefit has been reported in the January 31, 2007, consolidated financial statement since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 3 - EQUITY TRANSACTIONS

On January 26, 2007, the Company completed a private placement of 4,165,000 shares of its common stock at $0.003 per share for gross proceeds of $12,495.

The Company has authorized 10,000,000 shares of preferred stock with a par value of $0.001 per share. The shares may be issued by the board of directors at which time the rights and preferences of the preferred shares will be determined.

NOTE 4 - BASIC LOSS PER SHARE

The following table set forth the computation of basic and diluted loss per share data:

Period ended January 31, 2007

Net loss - numerator	$(113)

Denominator for basic loss per share - weighted average shares	7,205,571

Basic loss per common share	$(0.00)

Changes In and Disagreements with Accountants on Accounting and Financial Disclosures

We have had no changes in or disagreements with our accountants on accounting and financial disclosures.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$	$ 1.34
Federal Taxes	$	$zero
State Taxes and Fees	$	$zero
Transfer Agent Fees		$500
Accounting fees and expenses		$$3,500
Legal fees and expenses		$5,500
Total		$9,501.34

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We closed an issue of 5,000,000 shares of common stock on August 1, 2006 to Dawn Marie Hughes, our president, CEO, CFO, and sole director. Ms. Hughes acquired these shares in exchange for $5,000 at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

We closed an issue of 2,500,000 shares of common stock to Shawna J. Campbell-Laxague on August 31, 2006, pursuant to a Membership Purchase Agreement with Ms. Campbell-Laxague under which we acquired her sole membership interest in L.A.X. Innovations, LLC in exchange for 2,5000,000 of our common stock. These shares were issued pursuant to Section 4(2) of the

Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

We completed an offering of 4,165,000 shares of our common stock at a price of $0.003 per share to a total of thirty (30) purchasers on January 26, 2007. The total amount we received from this offering was $12,495. The identity of the purchasers from this offering is included in the selling shareholder table set forth above. We completed the offering pursuant Rule 504 of Regulation D of the Securities Act of 1933.

Exhibits
Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of David S. Jennings, Esq., with consent to use
23.1	Consent of Moore & Associates, Chtd.

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

  (a) If the Company is relying on Rule 430B:

  i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on February 9, 2007.

INNOVATIVE CONSUMER PRODUCTS, INC.
By:	/s/ Dawn Marie Hughes
Dawn Marie Hughes President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dawn Marie Hughes as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Dawn Marie Hughes
Dawn Maries Hughes President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director February 9, 2007